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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 8, 2002


                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of Registrant as specified in its charter)


               Delaware                                       76-0506313
     (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                      Identification No.)


                            950 Echo Lane, Suite 100
                              Houston, Texas 77024
               (Address of principal executive offices) (Zip code)

                                 (713) 647-5700
               (Registrant's telephone number including area code)

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

   (c) Exhibits

         99.1     Press Release of Group 1 Automotive, Inc. dated as of
                  August 8, 2002, reporting on the election of Louis E. Lataif to the Board of Directors.

         99.2 Press Release of Group 1 Automotive, Inc. dated as of August 8, 2002, announcing the authorization of a stock repurchase program.

ITEM 9.  REGULATION FD DISCLOSURE

         On August 8, 2002, Group 1 Automotive, Inc., a Delaware corporation (the "Company"), announced that Louis E. Lataif had been elected to the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         On August 8, 2002, the Company issued a separate press release announcing authorization by the Board of Directors to repurchase up to $25 million of the Company's common stock. Subject to market conditions, repurchases may be effected from time to time through solicited or unsolicited transactions in the market or in privately negotiated transactions. No limit was placed on the duration of the repurchase program. Subject to applicable securities laws, purchase decisions will be made by management of the Company based upon market conditions and other factors. A copy of the press release is attached hereto as
Exhibit 99.2 and is incorporated herein by reference.

         In accordance with General Instruction B.2. of Form 8-K, the information contained in such press releases shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 Group 1 Automotive, Inc.



        August 9, 2002           By:         /s/ Scott L. Thompson
------------------------------      --------------------------------------------
             Date                   Scott L. Thompson, Executive Vice President,
                                    Chief Financial Officer and Treasurer



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                                INDEX TO EXHIBITS




       Exhibit No.                         Description
       -----------                         -----------

          99.1 Press Release of Group 1 Automotive, Inc. dated as of August 8, 2002, reporting on the election of Louis E. Lataif to the Board of Directors.

          99.2 Press Release of Group 1 Automotive, Inc. dated as of August 8, 2002, announcing the authorization of a stock repurchase program.